Exhibit 10.70

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 6

TO MASTER REPURCHASE AGREEMENT

Amendment No. 6 to Master Repurchase Agreement, dated as of November 11, 2016 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Caliber Home Loans, Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of September 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Financial Statements and Other Reports. Section 9.1 of the Existing Master Repurchase Agreement is hereby amended by:

1.1 deleting clause (a) in its entirety and replacing it with the following:

(a) Interim Statements. No later than the last day of the next calendar month following each month, Seller shall deliver to Buyer financial statements of Seller, including statements of income and changes in shareholders’ equity (or its equivalent) for the period from the beginning of such fiscal year to the end of such month, and the related balance sheet as of the end of such month, all in reasonable detail and certified by the chief financial officer of Seller, subject, however, to year-end audit adjustments.

1.2 deleting clause (c) in its entirety and replacing it with the following:

(c) Officer’s Certificate. Together with the financial statements required to be delivered pursuant to Sections 9.1(a) and (b), Seller shall deliver to Buyer an officer’s certificate substantially in a form to be provided by Buyer which shall include (i) funding and production volume reports for the previous month; (ii) evidence of compliance with all financial covenants; (iii) notice of any voluntary termination of Seller’s licensing or eligibility with a Governmental Authority or Agency, in any respect, as an approved or licensed lender, seller, mortgagee or servicer; (iv) a schedule listing one or more judgments or decrees for the payment of money that have been entered against Seller or any of its Subsidiaries involving a liability of $[***] or more and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days after entry thereof and (v) notice of any settlement with, or issuance of a consent order by, any Governmental Authority, in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $[***] in the aggregate;

1.3 deleting clause (d) in its entirety and replacing it with the following:

(d) Repurchase Requests. As part of the Officer’s Certificate to be delivered pursuant to Section 9.1(c), the Seller shall deliver a schedule listing any demand(s), whether on an individual basis or in the aggregate, on a monthly basis, by an Approved Investor or Insurer for (i) the final repurchase demands of a mortgage loan(s) if the unpaid principal balance of the mortgage loan(s) subject to such demand(s) is equal to or greater than $[***] or (ii) indemnification if the demanded indemnification amount(s) is equal to or greater than $[***].

SECTION 2. Notice. Section 9.3 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (n) in its entirety and replacing it with the following:

(n)

upon Seller becoming aware of any (i) material non-monetary sanctions levied against Seller; (ii) penalties or charges levied against Seller in excess of $[***] individually incurred as a result of Seller’s actions or omission to act; (iii) any change in Approval status of Seller or (iv) the commencement of any material non-routine Agency Audit, investigation or the institution of any action or the threat of institution of any action against Seller, in each case of clauses (i), (ii) and (iv), by any Agency, HUD, the FHA, the VA or the RD or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller;

SECTION 3. Additional Repurchase or Warehouse Facility. Section 9.13 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.13 Additional Repurchase or Warehouse Facility. Seller shall maintain throughout the term of this Agreement, with nationally recognized and established counterparties (other than Buyer) mortgage loan repurchase or warehouse facilities that, in the aggregate: (i) provide funding in an amount equal to at least the Aggregate Transaction Limit; and (ii) accommodate wet mortgage loans in an amount not less than the amount provided hereunder.

SECTION 4. Transactions with Affiliates. Section 10.7 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.7 Transactions with Affiliates. Other than with respect to a Permitted Affiliate Transaction, Seller shall not, directly or indirectly, enter into any transaction with its Affiliates, without the prior written consent of Buyer, including, without limitation, (a) transferring, selling, pledging, assigning or otherwise disposing of any of its assets to or on behalf of an Affiliate, (b) purchasing or acquiring assets from an Affiliate, or (c) paying management fees to or on behalf of an Affiliate; provided, however, that Seller may, without the prior written consent of Buyer, and provided that a Potential Default or an Event of Default is not existing and will not occur as a result thereof, engage in a transaction(s) with any or all of its Affiliates if such transaction (i) is in the ordinary course of Seller’s mortgage banking business, (ii) is upon fair and reasonable terms no less favorable to Seller had Seller entered into a comparable arm length’s transaction with a Person which is not an Affiliate and (iii) is for the payment of reasonable fees and expenses to Hudson or any of its Affiliates on account of services performed by Hudson or its Affiliates for Seller’s benefit.

SECTION 5. No Additional Facilities. Section 10.12 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.12 Reserved.

SECTION 6. Events of Default. Section 11.1 of the Existing Master Repurchase Agreement is hereby amended by:

6.1 deleting subsection (d)(ii) in its entirety and replacing it with the following:

(ii) Seller, any Subsidiary of Seller or LSF6 Service Operations, LLC shall default under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds in excess of $[***] entered into by Seller or such other entity and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder or shall otherwise fail to pay a matured Debt obligation in excess of $[***];

6.2 deleting clause (h) in its entirety and replacing it with the following:

(h) (i) the failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller as contained in Sections 9.4, 9.13, 9.16, 9.17, 10.1, 10.3, 10.5, 10.7, 10.8 or 10.9 of this Agreement, irrespective of any cure period; (ii) the failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller as contained in Articles 9 and 10 of this Agreement (not listed in clause (i) hereof) , and such occurrence shall not have been remedied within [***]; or (iii) the failure of Seller to perform, comply with or observe any other term, covenant or agreement applicable to Seller as contained in this Agreement and such occurrence shall not have been remedied within the cure period provided therein;

6.3 deleting clause (j) in its entirety and replacing it with the following:

(j) one or more judgments or decrees shall be entered against Seller or any of its Subsidiaries involving a liability of $[***] or more (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes), and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within [***] after entry thereof;

SECTION 7. Notices. Section 14.11(a) of the Existing Repurchase Agreement is hereby amended by deleting the notice information for Seller in its entirety and replacing it with the following:

If to Seller:

Caliber Home Loans, Inc.

3701 Regent Blvd.

Irving, TX 75063

Attention: Vasif Imtiazi

Email: Vasif.Imtiazi@caliberhomeloans.com

Telephone: 469-912-3328

Facsimile: 877-794-4423

With Copies to:

Caliber Home Loans, Inc.

3701 Regent Blvd

Irving, TX 75063

Attention: Glenn Minkoff

Telephone: 212-299-3585

Facsimile: 214-874-5385

Email: glenn.minkoff@caliberhomeloans.com

and

Caliber Home Loans, Inc.

3701 Regent Blvd

Irving, TX 75063

Attention: General Counsel

Telephone: 469-912-3533

Facsimile: 214-874-4199

Email: Gregg.Smallwood@caliberhomeloans.com

SECTION 8. Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by deleting the definitions of “Applicable Pricing Rate”, “Debt”, “Government Mortgage Loan”, “Permitted Affiliate Transaction”, and “Type” in their entirety and replacing them with the following, respectively:

Applicable Pricing Rate: With respect to any date of determination, the greater of (i) One-Month LIBOR, and (ii) the LIBOR Floor. It is understood that the Applicable Pricing Rate shall be adjusted on a daily basis. Notwithstanding the foregoing, under no circumstances shall the Applicable Pricing Rate be less than zero.

Debt: The debt of Seller consisting of, without duplication: (a) indebtedness for borrowed money, including principal, interest, fees and other charges; (b) obligations evidenced by bonds, debentures, notes or other similar instruments; (c) obligations to pay the deferred purchase price of property or services, other than (i) deferred purchase price that is contingent upon performance and (ii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (d) obligations as lessee under leases that shall have been or should be in accordance with GAAP, recorded as capital leases; (e) obligations secured by any lien upon property or assets owned by Seller, even though Seller has not assumed or become liable for payment of such obligations; (f) obligations in connection with any letter of credit issued for the account of Seller; (g) obligations under direct or indirect guarantees in respect of and obligations, contingent or otherwise, to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above; (h) obligations (contingent or otherwise) in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of Seller and (i) all Contingent Obligations.

Government Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is:

(a) subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance with the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations, including the FHA general loan limits and the high-cost area loan limits;

(b) subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict Compliance with VA Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the maximum mortgage limits as set forth in the FHA Regulations, including the FHA general loan limits and the high-cost area loan limits;

(c) eligible to be guaranteed by the RD under a RD Loan Guaranty Agreement, and is so guaranteed pursuant to the provisions of the RD Regulations, and was originated in Strict Compliance with RD Regulations and the Ginnie Mae Guide, is eligible for inclusion in the Ginnie Mae Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the maximum mortgage limits as set forth in the FHA Regulations, including the FHA general loan limits and the high-cost area loan limits.

Permitted Affiliate Transaction: Any of the following, in each case only so long as no Potential Default or Event of Default exists and is continuing and only to the extent not prohibited by applicable law: (i) the payment of reasonable fees and expenses to Hudson Advisors LLC (“Hudson”) or any of its Affiliates on account of services actually performed by Hudson or its Affiliate for Seller’s benefit, (ii) any financing transaction with any Affiliate that is a direct parent of Seller, an Affiliate of the direct parent of Seller or involving any Subsidiary of Seller that is a special purpose entity created for the purpose of such financing and

(iii) any transaction between Seller and a wholly owned Subsidiary of Seller involving an amount due to or from Seller not to exceed $[***].

Type: A specific type of mortgage loan, as set forth in the Transactions Terms Letter.

SECTION 9. Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by deleting clause (q) and replacing it with the following:

(q) Occupancy and Use of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Solely with respect to Jumbo Mortgage Loans and to the best of Seller’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.

SECTION 10. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 11. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 12. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 13. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 14. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 15. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer
By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

CALIBER HOME LOANS, INC., as Seller

By:	/s/ William Dellal
Name: William Dellal
Title: Chief Financial Officer

Signature Page to Amendment No. 6 to Master Repurchase Agreement